UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
March 30, 2011
INTERNATIONAL LEASE FINANCE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

CALIFORNIA	1-31616	22-3059110

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Boulevard, Suite 3400
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)
(310) 788-1999
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Overview
On March 30, 2011, an indirect, wholly owned subsidiary (“Subsidiary Borrower”), of International Lease Finance Corporation (the “Company”) entered into a new secured term loan agreement in the amount of $1,324,500,000 with the right to add an additional $200,000,000 of lender commitments (“Additional Commitments”), if available, potentially bringing the total aggregate amount of the loan facility to $1,524,500,000 (the “2011 Secured Term Loan”). The obligations of the Subsidiary Borrower under the 2011 Secured Term Loan are guaranteed on an unsecured basis by the Company and on a secured basis by certain other wholly owned subsidiaries of the Subsidiary Borrower. The security granted includes the equity interests in certain special purpose subsidiaries of the Subsidiary Borrower (“SPEs”) that will own the relevant aircraft and liens on the aircraft and leases described below that are transferred into such SPEs. The Company intends to use the funds from the 2011 Secured Term Loans for general corporate purposes, including the repayment of certain of its existing indebtedness.
2011 Secured Term Loan
Maturity and Interest. The 2011 Secured Term Loan matures on March 30, 2018 and bears interest at LIBOR plus 2.75% (“Applicable Margin”) per annum, payable quarterly in arrears; provided that for any period in which the base rate applies (as determined pursuant to the 2011 Secured Term Loan), the Applicable Margin shall be 1.75% per annum. Any principal, interest or other amounts overdue under the loan facility will bear interest at a rate of 2.00% above the interest rate then borne under such loan facility. Commencing on the last business day of June 2012, the Subsidiary Borrower is required to repay on each quarterly scheduled payment date a portion of the outstanding principal amount of the 2011 Secured Term Loan, in an amount equal to 2.5% of the sum of the aggregate amount of the loans.
Funding. The 2011 Secured Term Loan will be advanced in separate loans to the Subsidiary Borrower from time to time as aircraft are transferred to the SPEs. Assuming that the Additional Commitments are obtained, a portfolio of up to 54 aircraft and all related equipment and leases, with an average appraised base market value as of January 1, 2011 of approximately $2.4 billion, equal to an initial loan-to-value ratio of approximately 65%, has been identified and approved for transfer to the SPEs (the “Pool Aircraft”) and serve as part of the security for the 2011 Secured Term Loan. Subject to substitution rights, the portfolio of Pool Aircraft will be required to meet certain concentration criteria, including age of aircraft, location of lessees, model type of aircraft and percentage of aircraft leased to a single lessee. Loans will be advanced at an advance rate equal to 65% of the initial appraised value of the Pool Aircraft transferred to the SPEs.
Mandatory Prepayment. If the Subsidiary Borrower does not maintain compliance with a maximum loan to value ratio (“Maximum LTV”) in accordance with the terms of the 2011 Secured Term Loan, it will be required to prepay portions of the outstanding loans. Specifically, if the ratio of (i) the aggregate outstanding principal amount of the 2011 Secured Term Loan that has been advanced to the Subsidiary Borrower, divided by (ii) the sum of (a) the recent aggregate appraised value of all Pool Aircraft and (b) the amount of any cash proceeds in a pledged cash collateral account (the “Collateral Account”), to the extent such cash proceeds shall not have been in the Collateral Account for more than 180 days, is ever greater than the Maximum LTV the Subsidiary Borrower must prepay, without penalty or premium, a portion of the 2011 Secured Term Loan or transfer additional Pool Aircraft to the SPEs (subject to certain concentration criteria) so that the ratio is equal to or less than the Maximum LTV. While values are determined based on appraisals, they are subject to certain limitations that in certain cases may result in a reduced value or a value of zero for an aircraft. The Maximum LTV under the 2011 Secured Term Loan is initially 65%, rises to 70% and then declines over the term of the loan to 54%.

Under the 2011 Secured Term Loan prepayment upon the sale or occurrence of an event of loss with respect to any of the Pool Aircraft may be required unless the loan-to-value ratio, after giving effect thereto, does not exceed the Maximum LTV and in some cases (such as sales) the loan-to-value ratio in effect prior thereto.
Voluntary Prepayment. During the first and second year of the 2011 Secured Term Loan, if the Subsidiary Borrower voluntarily prepays the 2011 Secured Term Loan in part or in full, the amount prepaid will be subject to a 2% and 1% prepayment premium, respectively. The Subsidiary Borrower may voluntarily prepay the loan in part or in full at any time without penalty or premium after the second year.
The 2011 Secured Term Loan does not impose a prepayment premium on the Subsidiary Borrower if the prepayment is made (i) to comply with the Maximum LTV, except if made in connection with a sale, substitution or removal of any Pool Aircraft that has been transferred to the SPEs (other than a substitution or removal of any Pool Aircraft that was transferred to the SPEs and has suffered an event of loss), or (ii) as a result of an event of loss suffered by a Pool Aircraft that has been transferred to the SPEs (so long as the prepayment amount does not exceed the appraised value of such aircraft).
Covenants and Events of Default. The 2011 Secured Term Loan contains limitations on the ability of the Subsidiary Borrower and its subsidiaries to create liens (other than certain permitted liens), incur additional indebtedness, consolidate, merge, sell or otherwise dispose of all or substantially all of their assets and to enter into transactions with affiliates. The 2011 Secured Term Loan also contains customary events of default including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the loan within a limited number of days after such payments are due, the failure to comply with certain covenants and agreements specified in the loan agreement for a period of time after notice has been provided, the failure to pay certain other indebtedness or the acceleration of certain other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding amounts under the 2011 Secured Term Loan may become due and payable immediately.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference in its entirety in this Item 2.03.

Item 7.01	Regulation FD Disclosure.
On March 31, 2011, the Company issued a press release announcing the 2011 Secured Term Loan. The press release is attached to this Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
On March 31, 2011, the Company also issued a press release announcing that Alan H. Lund has retired as President of the Company, and that Frederick S. Cromer, currently Chief Financial Officer of the Company, has been promoted to President and Chief Financial Officer. The press release also announced that Philip G. Scruggs, currently Senior Vice President and Chief Marketing Officer of the Company, has been promoted to Executive Vice President and Chief Marketing Officer. The press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01	Other Events.
On March 31, 2011, Alan H. Lund retired as President of the Company. Mr. Lund will serve as a special advisor to the senior executive team through June 2011 and will remain on the Company’s board of directors as Vice Chairman. Effective April 1, 2011, Frederick S. Cromer, currently Chief Financial Officer of the Company, has been promoted to President and Chief Financial Officer of the Company and Philip G. Scruggs has been promoted from Senior Vice President and Chief Marketing Officer to Executive Vice President and Chief Marketing Officer.
Mr. Cromer has served as the Company’s Chief Financial Officer since March 2010 and was the Company’s Senior Vice President, Finance from July 2008 to March 2010. Prior to joining the Company, Mr. Cromer served as Vice President and Chief Financial Officer of ExpressJet Airlines, formerly a wholly owned subsidiary of Continental Airlines before it became an independent, publicly traded company, from June 1998 to June 2008. Mr. Cromer has also held various airline finance and planning positions at Continental Airlines and Northwest Airlines. Mr. Cromer received a bachelor of arts in economics from the University of Michigan and a master of business administration in finance from DePaul University.

Item 9.01	Financial Statements and Exhibits.
The following exhibits are included with this report and are being furnished solely for purposes of Item 7.01 of this Form 8-K:
     (d) Exhibits

Exhibit
Number	Description

99.1	Press Release dated March 31, 2011 (announcing 2011 Secured Term Loan)

99.2	Press Release dated March 31, 2011 (announcing officer changes)

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL LEASE FINANCE CORPORATION
/s/ Frederick S. Cromer
By:	Frederick S. Cromer
Chief Financial Officer

DATED: March 31, 2011

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated March 31, 2011 (announcing 2011 Secured Term Loan)

99.2	Press Release dated March 31, 2011 (announcing officer changes)